UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported) March 3, 2009

                             OrganiTECH U.S.A. INC.
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             (Exact name of registrant as specified in its charter)

          Delaware                  000-22151                    93-0969365
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(State or other jurisdiction      (Commission                  (IRS Employer
      of incorporation)           File Number)               dentification No.)

          Yoqneam Industrial Area, P.O. Box 700, Yoqneam 20692, Israel
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          (Address of principal executive offices)          (Zip Code)

        Registrant's telephone number, including area code 972-4-993-5840

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         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS;
APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On March 3, 2009, as a result of the events described in Item 8.01 of this Current Report on Form 8-K, the Registrant's wholly-owned subsidiary in Israel, Organitech Ltd. (the "Subsidiary"), held a meeting of its Board of Directors at which the Subsidiary's Board determined to terminate, effective March 31, 2009, all employees and executive officers of the Subsidiary, including the Subsidiary's chief executive officer, Heli Ben-Nun, and chief financial officer, Oren Bloch.

ITEM 8.01. OTHER EVENTS

On March 3, 2009, the Subsidiary's Board of Directors resolved that, in the light of the failure to realize commitments from certain customers of the Subsidiary, and its inability to raise funds from its parent, Organitech USA Inc. and/or from external sources, the Subsidiary would initiate a plan to cease its operations. The Board of Directors of the Subsidiary authorized the commencement of procedures for the orderly wind-down of the Subsidiary, or other steps which would be necessary or advisable, including examining the possibility of the Subsidiary seeking bankruptcy protection. In parallel the directors will continue to make efforts to raise funds for the purposes of re-activating the Subsidiary's operations.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                                         OrganiTECH U.S.A., INC.
                                                         (Registrant)

Date March 5, 2009

                                                         By: /s/ Rachel Bennun
                                                         --------------------
                                                         Rachel Bennun
                                                         Chief Executive Officer